Exhibit 5.1

Perkins Coie LLP 1900 Sixteenth Street Suite 1400 Denver, CO 80202-5255	T. +1.303.291.2300 F. +1.303.291.2400 perkinscoie.com

July 15, 2025

Amcor plc
83 Tower Road North
Warmley, Bristol, BS30 8XP
United Kingdom

Amcor Finance (USA), Inc.
2801 SW 149th Avenue, Suite 350
Miramar, Florida 33027
United States of America

Amcor UK Finance plc
83 Tower Road North
Warmley, Bristol, BS30 8XP
United Kingdom

Amcor Group Finance plc
83 Tower Road North
Warmley, Bristol, BS30 8XP
United Kingdom

Amcor International UK plc
83 Tower Road North
Warmley, Bristol, BS30 8XP
United Kingdom

Amcor Flexibles North America, Inc.
2301 Industrial Drive
Neenah, Wisconsin 54956
United States of America

Berry Global Group, Inc.
101 Oakley Street

Evansville, Indiana 47710
United States of America

Berry Global, Inc.
101 Oakley Street

Evansville, Indiana 47710
United States of America

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special U.S. counsel to Amcor plc, a public limited company incorporated in Jersey, Channel Islands with limited liability (“Amcor plc”), Amcor Finance (USA), Inc., a Delaware corporation (“AFUI”), Amcor UK Finance plc, a public limited company incorporated under the laws of England and Wales with limited liability (“Amcor UK”), Amcor Group Finance plc, a public limited company incorporated under the laws of England and Wales with limited liability (“AGF”), Amcor International UK plc, a public limited company incorporated under the laws of England and Wales with limited liability (“Amcor International UK”), Amcor Flexibles North America, Inc., a Missouri corporation (“Amcor Flexibles North America”), Berry Global Group, Inc., a Delaware corporation (“Berry Global Group”), and Berry Global, Inc., a Delaware corporation (“Berry Global” and , together with Amcor plc, AFUI, Amcor UK, AGF, Amcor Flexibles North America, Amcor International UK and Berry Global Group, the “Amcor Parties” and, each individually, an “Amcor Party”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of one or more series of the following securities (collectively, the “Securities”):

(a)	ordinary shares, par value $0.01 per share, of Amcor plc (“Ordinary Shares”);

(b)	preferred shares, par value $0.01 per share, of Amcor plc (“Preferred Stock”);

(c)	debt securities of Amcor plc, which may be either senior debt securities or subordinated debt securities (“Amcor plc Debt Securities”);

(d)	debt securities of AFUI, which may be either senior debt securities or subordinated debt securities (“AFUI Debt Securities”);

(e)	debt securities of Amcor UK, which may be either senior debt securities or subordinated debt securities (“Amcor UK Debt Securities”);

(f)	debt securities of AGF, which may be either senior debt securities or subordinated debt securities (“AGF Debt Securities”);

(g)	debt securities of Amcor International UK, which may be either senior debt securities or subordinated debt securities (“Amcor International UK Debt Securities”);

(h)	debt securities of Amcor Flexibles North America, which may be either senior debt securities or subordinated debt securities (“Amcor Flexibles North America Debt Securities”);

(i)	debt securities of Berry Global, which may be either senior debt securities or subordinated debt securities (“Berry Global Debt Securities” and, together with the Amcor plc Debt Securities, the AFUI Debt Securities, the Amcor UK Debt Securities, the AGF Debt Securities, the Amcor International UK Debt Securities and the Amcor Flexibles North America Debt Securities, the “Debt Securities”);

(j)	guarantees of the Amcor plc Debt Securities (the “Amcor plc Debt Guarantees”) by one or more of AFUI, Amcor UK, AGF, Amcor International UK, Amcor Flexibles North America, Berry Global Group or Berry Global (the “Amcor plc Debt Guarantors”);

(k)	guarantees of the AFUI Debt Securities (the “AFUI Debt Guarantees”) by one or more of Amcor plc, Amcor UK, AGF, Amcor International UK, Amcor Flexibles North America, Berry Global Group or Berry Global (the “AFUI Debt Guarantors”);

(l)	guarantees of the Amcor UK Debt Securities (the “Amcor UK Debt Guarantees”) by one or more of Amcor plc, AFUI, AGF, Amcor International UK, Amcor Flexibles North America, Berry Global Group or Berry Global (the “Amcor UK Debt Guarantors”);

(m)	guarantees of the AGF Debt Securities (the “AGF Debt Guarantees”) by one or more of Amcor plc, AFUI, Amcor UK, Amcor International UK, Amcor Flexibles North America, Berry Global Group or Berry Global (the “AGF Debt Guarantors”);

(n)	guarantees of the Amcor International UK Debt Securities (the “Amcor International UK Debt Guarantees”) by one or more of Amcor plc, AFUI, Amcor UK, AGF, Amcor Flexibles North America, Berry Global Group or Berry Global (the “Amcor International UK Debt Guarantors”);

(o)	guarantees of the Amcor Flexibles North America Debt Securities (the “Amcor Flexibles North America Debt Guarantees”) by one or more of Amcor plc, AFUI, Amcor UK, AGF, Amcor International UK, Berry Global Group or Berry Global (the “Amcor Flexibles North America Debt Guarantors”);

(p)	guarantees of the Berry Global Debt Securities (the “Berry Global Debt Guarantees”) and, together with the Amcor plc Debt Guarantees, the AFUI Debt Guarantees, the Amcor UK Debt Guarantees, the AGF Debt Guarantees, the Amcor International UK Debt Guarantees and the Amcor Flexibles North America Debt Guarantees, the “Guarantees”) by one or more of Amcor plc, AFUI, Amcor UK, AGF, Amcor International UK, Amcor Flexibles North America or Berry Global Group (the “Berry Global Debt Guarantors”); and

(q)	warrants representing rights to purchase Ordinary Shares, Preferred Shares or Amcor plc Debt Securities (“Warrants”).

In our capacity as counsel to the Amcor Parties, we have examined the Registration Statement and such documents, records and instruments as we have deemed necessary for the purposes of this opinion. As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Amcor Parties. We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) all individuals have sufficient legal capacity to perform their functions with respect to documents with respect to the documents they may execute; (e) subject to the assumptions, exclusions and qualifications set forth in this opinion letter, the Indentures (as defined below), the Debt Securities, the Guarantees and the other documents reviewed by us are valid and binding obligations of each party thereto, other than the Amcor Parties, enforceable against each such party in accordance with their terms, and each such party, other than the Amcor Parties, has complied with all legal requirements pertaining to its status relevant to its right to enforce the Indentures, the Debt Securities and the Guarantees against the Amcor Parties; (f) each of the Amcor Parties other than AFUI, Berry Global Group and Berry Global (individually, a “Non-Covered Opinion Party” and, collectively, the “Non-Covered Opinion Parties”) is a corporation, limited liability company or jurisdictional equivalent, as applicable, validly existing and in good standing under the laws of its applicable jurisdiction and (1) has the corporate, limited liability company or jurisdictional equivalent power and authority, as applicable, to execute and deliver the documents they may execute, (2) has taken all corporate, limited liability company or jurisdictional equivalent action, as applicable, to authorize the execution and delivery of the documents they may execute, (3) has duly executed and delivered the documents it may execute, (4) execution and delivery of the documents to which such Non-Covered Opinion Party is a party and consummation of the transactions contemplated thereby will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that, subject to the qualifications stated elsewhere herein, no such assumption is made with respect to the federal securities law of the United States, the law of the State of New York or the General Corporation Law of the State of Delaware (the “DGCL”)), and (5) execution and delivery of the documents to which such Non-Covered Opinion Party is a party and consummation of the transactions contemplated thereby will not breach or result in a default under any agreement or instrument which is binding upon such Non-Covered Opinion Party; and (g) the correctness of, and we take no responsibility for, the opinion letters, each dated the date hereof, of Herbert Smith Freehills Kramer LLP, as to certain matters of English law, Ogier (Jersey) LLP, as to certain matters of Jersey law, and Armstrong Teasdale LLP, as to certain matters of Missouri law.

For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing the Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Securities Act, will be timely filed with the Commission; (c) with respect to the opinions in Paragraphs 1 through 7 below, the applicable issuer and guarantors and the trustee thereunder will have complied with the terms and conditions of each applicable Indenture, including, but not limited to, the creation, authentication and delivery of any supplemental indenture thereto; (d) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon any Amcor Party and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any Amcor Party and (e) any Warrant Agreement (as defined below) will be governed by the laws of the State of New York.

Based upon the foregoing examination and in reliance thereon, and subject to (a) the assumptions stated and in reliance on statements of fact contained in the documents that we have examined and (b) completion of all corporate action required to be taken by the Amcor Parties to duly authorize each proposed issuance of Securities (including the due reservation of any shares of Ordinary Shares or Preferred Shares for issuance upon conversion or exchange of any other Securities), we are of the opinion that:

1.	With respect to Amcor plc Debt Securities and related Amcor plc Debt Guarantees to be issued under one or more indentures (each, an “Amcor plc Indenture”), when (a) the terms of the Amcor plc Debt Securities and Amcor plc Debt Guarantees have been established in accordance with the Amcor plc Indenture, (b) the Amcor plc Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (c) the Amcor plc Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by Amcor plc, the Amcor plc Debt Guarantors and the trustee thereunder and (d) the Amcor plc Debt Securities and the Amcor plc Debt Guarantees have been executed, issued, delivered and authenticated in accordance with the terms of the Amcor plc Indenture and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Amcor plc Debt Securities will be legal, valid and binding obligations of Amcor plc and the Amcor plc Debt Guarantees will be legal, valid and binding obligations of the Amcor plc Debt Guarantors obligated thereby.

2.	With respect to AFUI Debt Securities and related AFUI Debt Guarantees to be issued under one or more indentures (each, an “AFUI Indenture”), when (a) the terms of the AFUI Debt Securities and AFUI Debt Guarantees have been established in accordance with the AFUI Indenture, (b) the AFUI Indenture has been qualified under the TIA, (c) the AFUI Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by AFUI, the AFUI Debt Guarantors and the trustee thereunder and (d) the AFUI Debt Securities and the AFUI Debt Guarantees have been executed, issued, delivered and authenticated in accordance with the terms of the AFUI Indenture and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the AFUI Debt Securities will be legal, valid and binding obligations of AFUI and the AFUI Debt Guarantees will be legal, valid and binding obligations of the AFUI Debt Guarantors obligated thereby.

3.	With respect to Amcor UK Debt Securities and related Amcor UK Debt Guarantees to be issued under one or more indentures (each, an “Amcor UK Indenture”), when (a) the terms of the Amcor UK Debt Securities and Amcor UK Debt Guarantees have been established in accordance with the Amcor UK Indenture, (b) the Amcor UK Indenture has been qualified under the TIA, (c) the Amcor UK Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by Amcor UK, the Amcor UK Debt Guarantors and the trustee thereunder and (d) the Amcor UK Debt Securities and the Amcor UK Debt Guarantees have been executed, issued, delivered and authenticated in accordance with the terms of the Amcor UK Indenture and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Amcor UK Debt Securities will be legal, valid and binding obligations of Amcor UK and the Amcor UK Debt Guarantees will be legal, valid and binding obligations of the Amcor UK Debt Guarantors obligated thereby.

4.	With respect to AGF Debt Securities and related AGF Debt Guarantees to be issued under one or more indentures (each, an “AGF Indenture”), when (a) the terms of the AGF Debt Securities and AGF Debt Guarantees have been established in accordance with the AGF Indenture, (b) the AGF Indenture has been qualified under the TIA, (c) the AGF Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by AGF, the AGF Guarantors and the trustee thereunder and (d) the AGF Debt Securities and the AGF Debt Guarantees have been executed, issued, delivered and authenticated in accordance with the terms of the AGF Indenture and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the AGF Debt Securities will be legal, valid and binding obligations of AGF and the AGF Debt Guarantees will be legal, valid and binding obligations of the AGF Debt Guarantors obligated thereby.

5.	With respect to Amcor International UK Debt Securities and related Amcor International UK Debt Guarantees to be issued under one or more indentures (each, an “Amcor International UK Indenture”), when (a) the terms of the Amcor International UK Debt Securities and Amcor International UK Debt Guarantees have been established in accordance with the Amcor International UK Indenture, (b) the Amcor International UK Indenture has been qualified under the TIA, (c) the Amcor International UK Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by Amcor International UK, the Amcor International UK Guarantors and the trustee thereunder and (d) the Amcor International UK Debt Securities and the Amcor International UK Debt Guarantees have been executed, issued, delivered and authenticated in accordance with the terms of the Amcor International UK Indenture and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Amcor International UK Debt Securities will be legal, valid and binding obligations of Amcor International UK and the Amcor International UK Debt Guarantees will be legal, valid and binding obligations of the Amcor International UK Debt Guarantors obligated thereby.

6.	With respect to Amcor Flexibles North America Debt Securities and related Amcor Flexibles North America Debt Guarantees to be issued under one or more indentures (each, an “Amcor Flexibles North America Indenture”), when (a) the terms of the Amcor Flexibles North America Debt Securities and Amcor Flexibles North America Debt Guarantees have been established in accordance with the Amcor Flexibles North America Indenture, (b) the Amcor Flexibles North America Indenture has been qualified under the TIA, (c) the Amcor Flexibles North America Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by Amcor Flexibles North America, the Amcor Flexibles North America Debt Guarantors and the trustee thereunder and (d) the Amcor Flexibles North America Debt Securities and the Amcor Flexibles North America Debt Guarantees have been executed, issued, delivered and authenticated in accordance with the terms of the Amcor Flexibles North America Indenture and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Amcor Flexibles North America Debt Securities will be legal, valid and binding obligations of Amcor Flexibles North America and the Amcor Flexibles North America Debt Guarantees will be legal, valid and binding obligations of the Amcor Flexibles North America Debt Guarantors obligated thereby.

7.	With respect to Berry Global Debt Securities and related Berry Global Debt Guarantees to be issued under one or more indentures (each, a “Berry Global Indenture” and, together with the Amcor plc Indenture, AFUI Indenture, Amcor UK Indenture, AGF Indenture, Amcor International UK Indenture and Amcor Flexibles North America Indenture, the “Indentures” and, each, an “Indenture”), when (a) the terms of the Berry Global Debt Securities and Berry Global Debt Guarantees have been established in accordance with the Berry Global Indenture, (b) the Berry Global Indenture has been qualified under the TIA, (c) the Berry Global Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by Berry Global, the Berry Global Debt Guarantors and the trustee thereunder and (d) the Berry Global Debt Securities and the Berry Global Debt Guarantees have been executed, issued, delivered and authenticated in accordance with the terms of the Berry Global Indenture and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Berry Global Debt Securities will be legal, valid and binding obligations of Berry Global and the Berry Global Debt Guarantees will be legal, valid and binding obligations of the Berry Global Debt Guarantors obligated thereby.

8.	With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by Amcor plc and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, the Warrants will be legal, valid and binding obligations of Amcor plc.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)	Our opinions are as of the date hereof and we have no responsibility to update this opinion letter for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b)	We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c)	We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of New York and the federal securities laws of the United States of America and the DGCL and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ PERKINS COIE LLP